THIS CONVERTIBLE SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                       CONVERTIBLE SECURED PROMISSORY NOTE

$ 125,000                                                       October 11, 2004
                                                          Costa Mesa, California

     For value received, American Residential Funding, Inc., a Nevada corporation (the "Company"), promises to pay to Amres Holding, LLC, a Nevada limited liability company, or its assigns (the "Holder") the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000). The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Pacific Standard Time, on October 11, 2006 (unless such payment date is accelerated as provided in Section 6 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 7 hereof. Interest shall accrue on the outstanding principal amount at the rate of twelve percent (12%) per annum, compounded annually based on a 365-day year. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full. Interest shall be paid to Holder by Company quarterly beginning on January 1, 2005 and on the first day of each calendar quarter thereafter during the term hereof.

     1. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment; and provided further that prior to making any such prepayments, Company shall first deliver to Holder a written notice of Company's intention to so prepay all or any part of the principal balance, stating therein the amount Company intends to prepay (a "Prepayment Notice"), and Holder will have ten (10) days following receipt of any Prepayment Notice within which to give Company a Notice of Conversion (as hereinafter defined) and elect to convert all or any portion of the principal amount of this Note Company intends to prepay, as stated in the Prepayment Notice, into the common stock of the Company as provided in this Note.

     2. CONVERSION. The Holder of this Note is entitled, at its option, at any time beginning on the date hereof, and in whole or in part, to convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, into shares of the common stock of Anza Capital, Inc., the parent company of the Company ("Anza"). Any amounts the Holder elects to convert will be converted into common stock at a price equal to 75% of the average closing bid price for Anza's common stock during the five (5) trading days immediately prior to delivery of a Notice of Conversion (the "Conversion Price"). Any conversion shall be effectuated by giving a written notice ("Notice of Conversion") to the

Company and to Anza on the date of conversion, stating therein the amount of principal and accrued interest due to Holder under this Note being converted.

     3. CONVERSION PRICE ADJUSTMENTS. The Conversion Price shall not be adjusted for stock splits or subdivisions, dividends, or otherwise.

     4. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Holder without the express written consent of the Company, which consent will not be unreasonably withheld.

     5. SECURITY. This Note is secured by, and entitled to the benefits of, that certain Company Security Agreement, dated as of even date herewith, executed by the Company in favor of the Holder and granting to Holder a second-priority security interest in and lien upon all of the assets of the Company.

     6. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

          (a) The non-payment, when due, of any principal or interest pursuant to this Note;

          (b) The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 6(b), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have five (5) business days after notice to cure such breach;

          (c) The breach of any covenant or undertaking, not otherwise provided for in this Section 6;

          (d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

          (e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

     Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

     7. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

     If  to  the  Company:         American Residential Funding, Inc.
                                   3200 Bristol Street, Suite 700
                                   Costa Mesa, CA  92626
                                   Attn:  President
                                   Facsimile No.:  (714) 424-0389

     If  to  Anza:                 Anza Capital, Inc.
                                   3200 Bristol Street, Suite 700
                                   Costa Mesa, CA  92626
                                   Attn:  President
                                   Facsimile No.:  (714) 424-0389

          with  a  copy  to:       The Lebrecht Group, APLC
                                   22342 Avenida Empresa, Suite 220
                                   Rancho Santa Margarita, CA  92688
                                   Attn:  Brian A. Lebrecht, Esq.
                                   Facsimile No.:  (949) 635-1244

     If  to  Holder:               Amres Holding, Inc.
                                   3200 Bristol Street, Suite 700
                                   Costa Mesa, CA  92626
                                   Attn:  President
                                   Facsimile No.:  (714) 424-0389

     or  at  such other address as the Company or Purchaser may designate by ten
(10) days advance written notice to the other Party hereto.

     8. GOVERNING LAW; VENUE. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, and to be performed entirely within the State of California. The parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Orange County, California.

     9. ATTORNEY'S FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder's rights, including reasonable attorney's fees, whether or not suit is instituted.

     10. CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

     11. MODIFICATION; WAIVER. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

[remainder of page intentionally left blank; signature page to follow]

     IN WITNESS WHEREOF, Company has executed this Convertible Secured Promissory Note as of the date first written above.

"Company"

American Residential Funding, Inc.
a Nevada corporation


  /s/  Vincent Rinehart
----------------------------------------
By:   Vincent Rinehart
Its:  President


Executed only to acknowledge the conversion provisions of Section 2, above:

"Anza"

Anza Capital, Inc.,
a Nevada corporation


  /s/  Vincent Rinehart
----------------------------------------
By:   Vincent Rinehart
Its:  President